SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2004

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16501	73-1541378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 South Yale Suite 1480 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (918) 488-0828

Item 12. Results of Operations and Financial Condition.

On April 26, 2004, the Registrant issued a press release announcing its results for the first quarter period ended March 27, 2004. A copy of such press release is furnished as Exhibit 99.1 hereto.

On April 27, 2004, the Registrant participated in a telephone conference call relating to its earnings release for the first quarter period ended March 27, 2004. The transcript of the conference call and a copy of the accompanying slide show presentation are furnished as Exhibits 99.2 and 99.3 hereto, respectively.

The information being furnished hereunder discloses EBITDA, a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Registrant believes that EBITDA is a useful measure of evaluating its financial performance because of its focus on the Registrant’s results from operations before interest, income taxes, depreciation and amortization. EBITDA is utilized for internal analysis of the Registrant and its operating subsidiaries. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to other financial measures determined under GAAP. However, EBITDA is widely used by investors, financial analysts and rating agencies as an alternative measure of evaluating, comparing and rating operating performance. EBITDA presented by the Registrant may not be comparable to similarly titled measures reported by other companies.

The information in this Form 8-K, including exhibits, is being furnished pursuant to Item 12 of this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be incorporated by reference into any registration statement filed by the Registrant under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2004

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ John M. Matheson
John M. Matheson
Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 26, 2004

99.2	Transcript of April 27, 2004 telephone conference call.

99.3	Slide Show Presentation of the Registrant dated April 27, 2004.